EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-102601, 333-89892, 333-54836, 333-44626, 333-39366, 333-112912, 333-123979 and 333-130043 on Form S-8 of our reports dated March 14, 2007, relating to the financial statements and financial statement schedules of AsiaInfo Holdings, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of AsiaInfo Holdings, Inc. for the year ended December 31, 2006.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing China

March 14, 2007